Exhibit 99.1

IN THE CIRCUIT COURT OF THE THIRD JUDICIAL CIRCUIT
MADISON COUNTY, ILLINOIS

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:
JUDI ANN RINGHOFER,	:
:
Plaintiff,	:
:
vs.	:
	:	C.A. No. 04 L 1304
ARGOSY GAMING COMPANY; WILLIAM F.	:
CELLINI; RICHARD J. GLASIER; GEORGE	:
L. BRISTOL; JIMMY F. GALLAGHER;	:
JAMES B. PERRY; F. LANCE CALLIS; JOHN	:
B. PRATT, SR.; EDWARD F. BRENNAN; and	:
MICHAEL W. SCOTT,	:
:
Defendants,	:
x

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LEMON BAY PARTNER, LLP, on Behalf of	:
Itself and All Others Similarly Situated,	:
:
Plaintiff,	:
:
- against -	:
:
WILLIAM F. CELLINI, GEORGE L.	:
BRISTOL, JIMMY F. GALLAGHER, JAMES	:	C.A. No. 04 L 1356
B. PERRY, F. LANCE CALLIS, JOHN B.	:
PRATT, SR., EDWARD F. BRENNAN,	:
MICHAEL W. SCOTT, RICHARD J.	:
GLASIER, ARGOSY GAMING CO. and PENN	:
NATIONAL GAMING, INC.,	:
:
Defendants.	:
:
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MEMORANDUM OF UNDERSTANDING

     This Memorandum of Understanding is entered into as of December 27, 2004 among the parties to the above Actions, by their respective undersigned attorneys.

     Whereas, on November 3, 2004, Argosy Gaming Company (“Argosy”) announced that it had entered into an Merger Agreement (the “Merger Agreement”) with Penn National Gaming, Inc. (“Penn”), pursuant to which Penn National will acquire all of Argosy’s outstanding common stock for $47.00 per share in cash (the “Merger”); and

     Whereas, on November 19, 2004, Argosy filed a preliminary proxy statement for the Merger on Form PREM14A with the Securities & Exchange Commission (the “Preliminary Proxy”); and

     Whereas, on November 23, 2004, a class action lawsuit challenging the Merger titled Judi Ann Ringhofer v. Argosy Gaming Company was filed in the Circuit Court for the Third Judicial Circuit, Madison County, Illinois; and

     Whereas, on December 10, 2004, a complaint styled as Lemon Bay Partners v. Cellini, et al. was filed with the Circuit Court for the Third Judicial Circuit, Madison County, Illinois (together with the Ringhofer action (the “Actions”)); and

      Whereas, on December 16, 2004, plaintiff Lemon Bay Partners filed and served a motion for expedited discovery; and

     Whereas, between December 10 and December 21, 2004, counsel for the parties conferred concerning a possible resolution of the Action, and reviewed and provided comments on subsequent drafts of the Preliminary Proxy, which included the disclosure of additional information to be included in the final proxy filed with the SEC and mailed to stockholders (the “Merger Proxy Statement”);

     Whereas, those settlement discussions intensified after the motion for expedited discovery was filed and served on December 16; and

     Whereas, all parties recognize the tremendous time and expense that would be incurred by further litigation in this matter and the uncertainties inherent in such litigation; and

     Whereas, each defendant denies having committed or having attempted to commit any violation of law or breach of duty, including breach of any duty to Argosy’s shareholders, or otherwise having acted improperly in any respect; and

     Whereas, the parties have reached an agreement in principle providing for the proposed settlement of the Actions on the terms and conditions set forth below (the “Settlement”); and

     Whereas, Plaintiffs and Defendants have concluded that the interests of the parties would best be served by a settlement of the litigation herein;

     NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED,
subject to Final Court Approval (as defined below), by and among the parties hereto:

     1. Principal Terms of Settlement. Subject to the additional conditions, terms and limitations described herein, the parties agree in principle as follows:

     (a) Defendants agree to reduce the termination fee payable by Argosy to Penn under certain circumstances from $49.5 million to $41.5 million;

     (b) Defendants agreed to and did disclose additional information in the Merger Proxy Statement (the precise language of the disclosures is annexed hereto as Exhibit A), including, among other things, the following:

     (i) Additional disclosure regarding Morgan Stanley’s conflicts or potential conflicts, including (A) that Morgan Stanley will receive a fee of approximately $11 million for its services in connection with the Merger; (B) that 15% of that fee was paid upon the announcement of the Merger, 15% is payable upon Argosy stockholder approval of the Merger, and 70% is contingent on completion of the Merger; (C) that Morgan Stanley provided limited financial advisory services in the past to Penn for which it did not receive compensation; (D) that at the time of rendering its fairness opinion, other than in connection with the Merger, Morgan Stanley did not have any arrangements with Penn with respect to current or future engagements; and (E) that Morgan Stanley’s engagements on behalf of Argosy include participation in Argosy’s senior credit facility.

     (ii) Additional disclosure regarding the belief of the Argosy directors and their financial advisor, Morgan Stanley, that no party other than Penn was likely to offer more than $47 per share.

     (iii) Additional information regarding amounts that each director and/or executive officer will or could receive in the Merger, including pursuant to the 2005 Cash Bonus Plan;

(iv) Additional information regarding the Morgan Stanley analysis, including:

  Precedent Transaction Analysis. Additional information was provided including the criteria used to select the transactions;

  Comparable Company Analysis. Additional information was provided including criteria used to select comparable ompanies and selection of multiples used in the analysis.

  Discounted Cash Flow Analysis. Additional information was provided concerning how the discount rates and terminal values were determined.

(v) Disclosure regarding the shareholder suits filed in Madison County, Illinois.

     Defendants acknowledge that the decision to disclose the above additional information in the Merger Proxy and reduce the termination fee was a direct result of Plaintiffs’ lawsuits, the efforts of Plaintiffs’ counsel, and the negotiations between counsel for Plaintiffs and Defendants.

     2. Discovery. Defendants will provide such discovery, including at a minimum depositions of a representative of Argosy and a representative of Penn National Gaming, Inc., as Plaintiffs’ counsel shall reasonably require to confirm the fairness and adequacy of the settlement contemplated herein. Plaintiffs shall have the right to terminate this Memorandum of Understanding if discovery reveals facts inconsistent with their view that this Memorandum of Understanding reflects a fair and adequate settlement of the asserted claims.

     3. Stipulation of Settlement. The parties to the Actions will attempt in good faith to agree upon and execute an appropriate stipulation of settlement (the “Stipulation of Settlement”) and such other documentation as may be required in order to obtain Final Court Approval (as defined below) of the Settlement and the dismissal of the Actions upon the terms set forth herein (collectively, the “Settlement Documents”). The parties also agree that they will use their best efforts to finalize the Stipulation of Settlement and Settlement Documents within thirty (30) days of the satisfaction of all conditions set forth in this Memorandum of Understanding (except for those conditions set forth in paragraph 7(b), (c), and (d)). The Stipulation of Settlement will provide for, but shall not be limited to:

     (a) A form of proposed scheduling order (the “Scheduling Order”);

     (b) A form of proposed notice to sent to the Argosy stockholders (the “Notice”); and

     (c) A form of proposed final order and judgment containing releases and dismissing the litigation with prejudice (the “Final Order and Judgment”).

     4. The Stipulation of Settlement will provide for the certification for the purpose of Settlement under the Illinois Rules of a class consisting of all persons or entities who owned Argosy common stock on November 3, 2004, and all of their successors in interest and transferees, immediate and remote, through and including the closing of the Merger, but not Defendants and persons or entities related or affiliated with Defendants.

     5. The Stipulation of Settlement will provide that Defendants shall be solely responsible for providing and paying for notice to the putative class as approved by the Court.

     6. The Stipulation of Settlement and exhibits will also provide that Defendants acknowledge that Plaintiffs’ counsel have a claim for attorneys’ fees and reimbursement of expenses in this action based upon the benefits which the Settlement has and will provide to Argosy’s public stockholders. Defendants will cause to be paid to Plaintiffs’ counsel the sum of $675,000 in settlement of this claim for attorney’s fees and expenses subject to approval by the Court, which approval Plaintiffs’ counsel shall seek as part of the settlement process. The Stipulation of Settlement will provide that this amount will be paid by defendants within ten (10) business days of the Settlement becoming final, and will not be paid out of amounts that would otherwise have been paid to Argosy’s public stockholders. At the time the fees and expenses are paid, they shall be paid by checks in equal parts made payable to Schiffrin & Barroway, LLP, and The Brualdi Law Firm, respectively. Defendants will not appeal from any order with respect to the award of attorney’s fees provided that such fees do not exceed $675,000 and agree to support Plaintiffs’ counsel’s entitlement to this fee both at the trial court and on any appeal by Plaintiffs.

     7. This Memorandum of Understanding is subject to and contingent upon the occurrence of each of the following events:

     (a) The closing of the transactions set forth in the Merger Agreement (and any amendments thereto);

     (b) The Court’s entry of the Scheduling Order (substantially in the form submitted by the parties or pursuant to agreement of all parties);

     (c) The Court’s final approval of the Stipulation of Settlement and entry of the Final Order and Judgment (substantially in the form submitted by the parties as or modified pursuant to an agreement by all parties);

     (d) The Final Order and Judgment becoming final, which shall occur one business day following the later of the following events: (i) the date upon which the time expires for filing or noticing any appeal of the Final Order and Judgment to be provided for in the Stipulation of Settlement; and (ii) if there is an appeal or appeals, the completion, in a manner that affirms and leaves in place the Final Order and Judgment without any material modification, of all proceedings arising out of the appeal or appeals (including, but not limited to, the expiration of all deadlines for motions for reconsideration or petitions for certiorari, all proceedings ordered on remand, and all proceedings arising out of any subsequent appeal or appeals following decisions on remand); and

      (e) The approval by Penn’s Board of Directors by December 31, 2004 of the changes to the Merger Agreement necessary to implement the change in the termination fee as described in paragraph 1(a) of the Memorandum of Understanding.

     This Memorandum of Understanding can be terminated by Plaintiffs if any acquisition proposal or superior acquisition proposal is made to the Company in any manner by a third party between the date of the shareholder vote on the Merger and the Effective Date (as defined in the Merger Agreement). In such event, the parties agree that they shall be returned for all purposes to the status that existed just prior to the execution of this Memorandum of Understanding.

      8. The “Effective Date” hereof shall be the earliest business day after the occurrence of all of the events specified in Paragraphs 7(a) through (e).

      9. Upon the Effective Date, the following parties will be released (the “Released Parties”) with respect to the Released Claims (as defined below): Defendants, and all of their present or past heirs, executors, estates, administrators, predecessors, successors, assigns, parents, subsidiaries, associates, affiliates, employers, employees, agents, consultants, insurers, directors, managing directors, officers, partners, principals, members, attorneys, accountants financial and other advisors, investment bankers, underwriters, lenders, and any other representatives of any of these persons or entities.

      10. Upon the Effective Date, the following claims will be released (the “Released Claims”) with respect to the Released Parties, except as may exist with respect to claims belonging to the Defendants against their insurers: All claims and rights, whether known or unknown, against the Defendants and their corresponding Released Parties, belonging to Plaintiffs and any or all members of the putative class and their present or past heirs, executors, estates, administrators, predecessors, successors, assigns, parents, subsidiaries, associates, affiliates, employers, employees, agents, consultants, insurers, directors, managing directors, officers, partners, principals, members, attorneys, accountants, financial and other advisors, investment bankers, underwriters, lenders, and any other representatives of any of these persons and entities (including, without limitation, any claims, whether direct, derivative, representative or in any other capacity, arising under federal, state, local, statutory or common law or any law, rule or regulation, including the law of any jurisdiction outside the United States) that relates in any way to any violation of state, federal or any foreign country’s securities laws, any misstatement or omission, any breach of duty, any negligence of fraud (or any other alleged wrongdoing or misconduct) and relating in any way to the sale of Argosy to Penn National, the fiduciary and other duties owed by Defendants to shareholders of Argosy in connection therewith, Defendants’ disclosure obligations under federal, state or any other law in connection with the sale of Argosy to Penn National, and any other claim (other than claims for appraisal pursuant to Section 262 of the General Corporation Law of the State of Delaware) related in any way to any of the foregoing. Additionally, upon the Effective Date the Defendants will release all claims they may have against Plaintiffs or Plaintiffs’ counsel relating to their filing and prosecution of the Actions.

     11. The term “unknown” in the definition of the Released Claims includes claims that Plaintiffs, any or all members of the putative class, and any or all other persons and entities whose claims are being released, do not know or suspect to exist, which, if known by him, her or it, might affect his, her or its agreement to release the Released Parties and the Released Claims, or might affect his, her or its decision to object to or not object to the Settlement. Upon the Effective Date, Plaintiffs, all members of the putative class, and all other persons and entities whose claims are being released, shall be deemed to have, and shall have, expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights and benefits of §1542 of the California Civil Code, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS, WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

      12. Upon the Effective Date, Plaintiffs, all members of the putative class, and all other persons and entities whose claims are being released, also shall be deemed to have, and shall have, waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, or the law of any jurisdiction outside of the United States, which is similar, comparable or equivalent to §1542 of the California Civil Code. Plaintiffs, on behalf of the putative class, acknowledge that members of the putative class may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this release, but that it is their intention, on behalf of the putative class, fully, finally and forever to settle and release the Released Claims, including unknown claims, as that term is defined in this Paragraph.

      13. The Released Claims against the Released Parties are the “Settled Claims.”

      14. This Memorandum of Understanding and all negotiations, discussions and proceedings in connection with this Memorandum of Understanding, shall not constitute any evidence, or any admission by any of the Defendants or Released Parties, that any acts of wrongdoing have been committed and shall not be deemed to create any inference that there is any liability on the part of any of the Defendants or Released Parties. This Memorandum of Understanding and all negotiations, discussions and proceedings in connection with this Memorandum of Understanding, shall not be offered or received in evidence or used for any other purpose in this or any other proceeding in any court, administrative agency, arbitration forum, or other tribunal other than as may be necessary to enforce the terms of the Memorandum of Understanding.

     15. Pending negotiation and execution of the Stipulation of Settlement and Court approval, the parties agree to stay any discovery (except confirmatory discovery) and to stay and not to initiate any and all other proceedings other than those incident to the Settlement itself. The parties also agree to use their best efforts to prevent, stay or seek dismissal of or oppose entry of any interim or final relief in favor of any member of the putative class in any other litigation against any of the parties to this Memorandum which challenges the Settlement, the Merger Agreement, the Merger or otherwise involves a Settled Claim. Defendants shall have the right to withdraw from the proposed Settlement, and this Memorandum of Understanding shall be rendered void and of no effect, in the event that any court issues a restraining order or injunction, preliminary or otherwise, enjoining or delaying either the planned vote of Argosy stockholders on the Merger transaction or the planned consummation of the Merger.

     16. This Memorandum of Understanding may be modified only in writing signed by counsel for all parties.

      17. This Memorandum of Understanding is binding upon and shall inure to the benefit of the parties and their respective agents, successors, executors, heirs and assigns.

     18. This Memorandum of Understanding shall be governed by the law of the State of Illinois, without regard to Illinois conflict of law rules. This Memorandum of Understanding may be signed in counterparts.

Dated: December 27, 2004
SCHIFFRIN & BARROWAY, LLP

By:	/s/ Marc A. Topaz

Marc A. Topaz Sandra G. Smith 3 Bala Plaza East, Suite 400 Bala Cynwyd, PA 19004 Telephone (610) 667-7706

THE BRUALDI LAW FIRM

By:	/s/ Richard Brualdi

Richard Brualdi 29 Broadway, 24th Floor New York, NY 10006 Telephone (212) 952-0602

Counsel for Plaintiffs

DAVIS POLK & WARDWELL

By:	/s/ Dennis E. Glazer

Dennis E. Glazer 450 Lexington Avenue New York, NY 10017 Telephone: (212) 450-4900

WINSTON & STRAWN

Gordon Dobie 35 W. Wacker Drive Chicago, Illinois 60601 Telephone: (312) 558-5691

Counsel for Defendants Argosy Gaming Company; William F. Cellini; Richard J. Glasier; George L. Bristol; Jimmy F. Gallagher; James B. Perry; F. Lance Callis; John B. Pratt, Sr.; Edward F. Brennan; and Michael W. Scott

MAYER, BROWN & PLATT

By:	/s/ Alan Salpeter

Alan Salpeter 190 South LaSalle Street Chicago, Illinois 60603 Telephone: (312) 701-7051

Counsel for Defendant Penn National Gaming, Inc.